EXHIBIT 10.1

AMENDMENT NO. 1 to JOINT DEVELOPMENT AGREEMENT

Between

FUELCELL ENERGY, INC.

and

EXXONMOBIL RESEARCH AND ENGINEERING COMPANY

ExxonMobil Research and Engineering Company (“ExxonMobil”) and FuelCell Energy, Inc. (“FCE”) are Parties to the Joint Development Agreement with an Effective Date of October 31, 2019 and an ExxonMobil Agreement No. LAW-2019-3608 (“Agreement”).

WHEREAS, the Parties now wish to amend the Agreement to allow for continuation of research that would enable incorporation of design improvements to current fuel cell design in order to support a decision to use the technology in a demonstration unit to be deployed at the ExxonMobil Rotterdam facility (“Demo”) and to allow FCE more time to achieve Milestone 1 as provided for in the Agreement;

WHEREAS, favorable outcomes could also allow the Parties to discuss other opportunities to pilot Gen 2 technology demonstration units at third party facilities; and,

WHERE, the Parties’ mutual goal is to accelerate commercialization for high concentration input sources and more rapidly de-risk the technology by broadening participation demonstrations at certain third party sites, subject to Article 2.03 of the Agreement.

To accomplish this, effective October 31, 2021, the Parties hereby agree as follows:

1.Article 12.01 Term. shall be deleted in its entirety and replaced with the following:

12.01Term.  Unless sooner terminated in accordance with this Article, this Agreement will continue in full force and effect beginning on the Effective Date and ending thirty (30) months thereafter on April 30, 2022 (“Term”).

2.	Article 20.4 Future Work., second paragraph shall be deleted in its entirety and replaced with the following:

Notwithstanding the foregoing, prior to the end of the Term of this Agreement, the Parties agree to negotiate in good faith commercially reasonable terms for the demonstration of Generation 2 Technology at one or more third party or ExxonMobil commercial facilities provided the terms detailed in future Project Descriptions are met to ExxonMobil’s satisfaction.

Except as modified herein, all provisions of the Agreement remain unchanged.

This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.  Where provided for in applicable law, this Amendment may be executed and delivered electronically.  If executing this Amendment using a handwritten signature, a Party may deliver a copy of such signature via electronic transmission and may provide the other Party a duplicate original so each Party retains an original for its records.

Each Party has caused this Amendment to be signed by its authorized representative.

FUELCELL ENERGY, INC.		EXXONMOBIL RESEARCH AND ENGINEERING COMPANY
By:	/s/ Jason Few	By:	/s/ Vijay Swarup

Name:	Jason Few	Name:	Vijay Swarup

Title:	CEO and COO	Title:	Vice President, Research & Development

Date:	October 28, 2021	Date:	October 29, 2021